Exhibit 10 (clvi)






                                 AMENDMENT NO. 2
                                     TO THE
          THE NORTH AMERICAN COAL CORPORATION RETIREMENT SAVINGS PLAN


                 The North American Coal Corporation hereby adopts this Amendment No. 2 to The North American Coal Corporation Retirement Savings Plan (the "Plan"), effective July 1, 1994. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                   Section 1

                 Section 4.1 of the Plan is hereby amended by adding the following new sentence after the first sentence thereof:

            "Notwithstanding the foregoing sentence, effective July 1, 1994, NACCO Industries, Inc. shall contribute to the Trust Fund on account of the remainder of the 1994 Plan Year and each subsequent Plan Year, Matching Contributions in an amount equal to 100% of the Before-Tax Contributions made for each Participant who is an Employee of NACCO Industries, Inc. up to 2-1/2% of each such Participant's Compensation for such Plan Year."

                                   Section 2

                 Section 4.3(2)(b) of the Plan is hereby amended by adding the following parenthetical phrase after the phrase "5% of such Participant's Compensation for such Plan Year": "(2-1/2% of Compensation for Participants who are Employees of NACCO Industries, Inc. effective for 1994 and subsequent Plan Years)."


                 EXECUTED this 30th day of June, 1994, to be effective as of the date indicated above.

                            THE NORTH AMERICAN COAL CORPORATION


                            By:     Thomas A. Koza
                            Title:  Vice President - Law & Administration


                            NACCO INDUSTRIES, INC.


                            By:     Charles A. Bittenbender
                            Title:  Vice President